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                                                                      EXHIBIT 24

                          THE WILLIAMS COMPANIES, INC.

                               POWER OF ATTORNEY


                 KNOW ALL MEN BY THESE PRESENTS that each of the undersigned individuals, in their capacity as a director or officer, or both, as hereinafter set forth below their signature, of THE WILLIAMS COMPANIES, INC., a Delaware corporation ("Williams"), does hereby constitute and appoint WILLIAM
G. VON GLAHN, DAVID M. HIGBEE and SHAWNA L. BARNARD their true and lawful attorneys and each of them (with full power to act without the others) their true and lawful attorneys for them and in their name and in their capacity as a director or officer, or both, of Williams, as hereinafter set forth below their signature, to sign a registration statement on Form S-3 for the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Williams, together with associated Preferred Stock purchase rights, such shares to be issued pursuant to the terms of that certain Stock Purchase Agreement for Critical Technologies, Incorporated by and among the Sellers listed therein and Williams Telecommunications Systems, Inc., and any and all amendments and post-effective amendments to said registration statement and any and all instruments necessary or incidental in connection therewith; and

                 THAT the undersigned Williams does hereby constitute and appoint WILLIAM G. VON GLAHN, DAVID M. HIGBEE and SHAWNA L. BARNARD its true and lawful attorneys and each of them (with full power to act without the others) its true and lawful attorney for it and in its name and on its behalf to sign said registration statement and any and all amendments and post-effective amendments thereto and any and all instruments necessary or incidental in connection therewith.

                 Each of said attorneys shall have full power of substitution and resubstitution, and said attorneys or any of them or any substitute appointed by any of them hereunder shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully to all intents and purposes as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys or any of them or of any such substitute pursuant hereto.
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                 IN WITNESS WHEREOF, the undersigned have executed this
instrument, all as of the 26th day of January, 1997.



/s/ KEITH E. BAILEY                        /s/ JACK D. McCARTHY
-----------------------------              ------------------------------
Keith E. Bailey                            Jack D. McCarthy
  Chairman of the Board,                        Senior Vice President
      President and                             (Principal Financial
      Chief Executive Officer                   Officer)
      (Principal Executive Officer)



                              /s/ GARY R. BELITZ
                              ------------------
                                Gary R. Belitz
                                  Controller
                        (Principal Accounting Officer)


/s/ GLENN A. COX                        /s/ THOMAS H. CRUIKSHANK
-----------------------------           --------------------------------
Glenn A. Cox                            Thomas H. Cruikshank
Director                                Director


/s/ PATRICIA L. HIGGINS                 /s/ ROBERT J. LAFORTUNE
-----------------------------           -------------------------------
Patricia L. Higgins                     Robert J. LaFortune
Director                                Director


/s/ JAMES C. LEWIS                      /s/ JACK A. MACALLISTER
-----------------------------           --------------------------------
James C. Lewis                          Jack A. MacAllister
Director                                Director


/s/ JAMES A. MCCLURE                    /s/ PETER C. MEINIG
-----------------------------           --------------------------------
James A. McClure                        Peter C. Meinig
Director                                Director


/s/ KAY A. ORR                          /s/ GORDON R. PARKER
-----------------------------           --------------------------------
Kay A. Orr                              Gordon R. Parker
Director                                Director


                            /s/ JOSEPH H. WILLIAMS
                            ----------------------
                              Joseph H. Williams
                                   Director
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                                                THE WILLIAMS COMPANIES, INC.



                                                By /s/ WILLIAM G. VON GLAHN
                                                   ------------------------
                                                       William G. von Glahn
ATTEST:                                                Senior Vice President


/s/ DAVID M. HIGBEE
----------------------------
    David M. Higbee
     Secretary


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                 I, the undersigned, SHAWNA L. BARNARD, Assistant Secretary of
THE WILLIAMS COMPANIES, INC., a Delaware company (hereinafter called the "Company"), do hereby certify that at a meeting of the Board of Directors of the Company, duly convened and held on January 26, 1997, at which a quorum of said Board was present and acting throughout, the following preamble and resolutions were duly adopted:

                          WHEREAS, Williams Telecommunications Systems, Inc.
                 ("WTS"), a wholly-owned indirect subsidiary of the Company, is considering purchasing Critical Technologies, Incorporated ("CTI") in exchange for shares of Common Stock of the Company having an aggregate market value of sixteen million dollars ($16,000,000), such value to be determined and adjusted according to the terms of the Stock Purchase Agreement referred to herein; and

                          WHEREAS, the Company desires to issue and register
                 under the Securities Act of 1933, as amended, such shares of Common Stock in order to enable WTS to perform its obligations under the Stock Purchase Agreement;

                          NOW, THEREFORE, BE IT

                          RESOLVED that the purchase of all of the outstanding
                 shares of common stock of CTI pursuant to the terms of the Stock Purchase Agreement for Critical Technologies, Incorporated by and among the Sellers Listed Therein and Williams Telecommunications Systems, Inc. (the "Agreement"), which Agreement the Secretary of the meeting is instructed to mark for identification and to file with the records of the Company, with such changes therein as the officers of WTS shall approve (the execution thereof by any such officer to be conclusive evidence of such approval) be, and hereby is, approved.

                          RESOLVED that, as required by the Agreement, the
                 issuance by the Company of shares of the Common Stock, $1.00 par value, of the Company (the "Shares") having a total market value of sixteen million dollars ($16,000,000) (such value to be determined according to the terms of the Agreement), together with such number of Preferred Stock purchase rights as may be issued under the Company's Rights Plan in connection with
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                 the issuance of the Shares be, and the same hereby is,
                 authorized and approved.

                          RESOLVED that the officers of the Company be, and
                 they hereby are, authorized to execute and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-3, and all amendments and supplements thereto and all required exhibits and documents in connection therewith, and the Prospectus contained therein, and all amendments or supplements thereto (the "Registration Statement"), with respect to the potential resale of the Shares by the holders thereof (the "Secondary Offering"), and to do, or cause to be done, all such other acts and things as, in their opinion or in the opinion of any of them, may be necessary or desirable and proper in order to effect such filing or in order that such Registration Statement and any such amendment or amendments may become effective and may remain in effect as long as shall be required.

                          RESOLVED that the form of power of attorney submitted
                 to this meeting for use in connection with the execution and filing, for and on behalf of the Company, of a Registration Statement and any such amendments thereto with respect to the Secondary Offering, is hereby approved, and the Chairman of the Board, the President or any Vice President of the Company is hereby authorized to execute said power of attorney in the form so presented for and on behalf of the Company.

                          RESOLVED that Mr. William G. von Glahn, Senior Vice
                 President and General Counsel of the Company, be, and he hereby is, designated as the person authorized to receive notices and communications from the Securities and Exchange Commission with respect to the Registration Statement and any amendments thereto, and that he be, and he hereby is, designated the agent for service in connection with any and all matters relating to the Registration Statement; and that there hereby is conferred upon him the powers enumerated in Rule 478 of the Rules and Regulations promulgated under the Securities Act of 1933, as amended.

                          RESOLVED that the officers of the Company be, and
                 each of them hereby is, authorized
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                 and directed in the name and on behalf of the Company to take any and all actions which such officers deem necessary or appropriate in order to obtain a permit, register or qualify the Shares for sales in the Secondary Offering or to request an exemption from registration of the Shares or to register or to obtain a license for the Company as a dealer or broker under the securities laws of such of the states of the United States of America and of such foreign jurisdictions as such officers may deem necessary or appropriate; and that in connection with such registrations, permits, licenses, qualifications and exemptions, such officers are authorized and directed to execute, acknowledge, verify, deliver, file and publish all such applications, reports, resolutions, irrevocable consents to service of process, powers of attorney and other papers and instruments as may be required under such laws, and to take any and all further action which such officers deem necessary or appropriate in order to maintain the registration in effect for such time period as they may deem to be in the best interests of the Company.

                          RESOLVED that if any resolutions are required to be
                 adopted in connection with any application or other document to be submitted under the securities or "Blue Sky" laws of any state in order to permit the Secondary Offering, such resolutions shall be deemed to have been adopted in the required language with the same force and effect as if set forth here at length and copies thereof shall be filed with the minutes of this meeting.

                          RESOLVED that application be made to the New York
                 Stock Exchange, Inc. and to the Pacific Stock Exchange for the listing of the Shares and associated preferred stock purchase rights and that the Chairman of the Board, the President or any Vice President or the Secretary or any Assistant Secretary of the Company be, and each of them hereby is, authorized and directed by the Company to prepare, execute and file the applications required by such stock exchanges and to make such changes as may be necessary to conform with requirements for the listing of the Shares, to appear (if requested) before officials of such exchanges, to pay any fees required for such additional listing and to perform all other
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                 acts and things as may be deemed necessary to effect such
                 listing.

                          RESOLVED that First Chicago Trust Company of New
                 York, transfer agent for the transfer of certificates representing shares of Common Stock of the Company, or First Interstate Bank of California as co-transfer agent of such certificates, be, and hereby is, authorized (i) to record, countersign and deliver to First Chicago Trust Company of New York as registrar, certificates for Shares to be issued as authorized by these resolutions; (ii) to deliver such certificates when countersigned by such registrar; and (iii) from time-to-time to make transfer of certificates for the Shares with the same authority and upon the same terms and conditions as to such Shares as are more fully set forth in resolutions previously adopted by the Board of Directors of the Company with respect to presently outstanding Common Stock of the Company.

                          RESOLVED that First Chicago Trust Company of New
                 York, registrar for registration of the Company's Common Stock, or First Interstate Bank of California as co-registrar of the Company's Common Stock, be, and hereby is, authorized and directed to record when presented by First Chicago Trust Company of New York and register transfers of certificates for Shares to be issued as authorized by these resolutions, with the same authority and upon the same terms and conditions as to such Shares as are fully set forth in the resolutions previously adopted by the Board of Directors of the Company with respect to presently outstanding Common Stock of the Company, except that certificates for such Shares shall bear a legend restricting transfer under certain circumstances and First Chicago Trust Company of New York shall register transfers of such Shares only in accordance with the requirements of such legend.

                          RESOLVED that the officers of the Company be, and
                 each of them hereby is, authorized to take all such further action and to execute and deliver all such further instruments and documents in the name and on behalf of the Company with its corporate seal or otherwise and to pay such fees and expenses as, in their judgment, shall be proper or advisable in order to carry out the
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                 intent and to accomplish the purposes of the foregoing
                 resolutions.

                 I further certify that the foregoing preamble and resolutions have not been modified, revoked or rescinded and are in full force and effect.

                 IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of THE WILLIAMS COMPANIES, INC., this 13th day of June, 1997.

                                               /s/ SHAWNA L. BARNARD
                                            ---------------------------
                                                   Shawna L. Barnard
                                                  Assistant Secretary

(CORPORATE SEAL)